Exhibit 10.8

Approved April 20, 2026

Las Vegas Sands Corp.
AMENDED AND RESTATED 2004 EQUITY AWARD PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), is made, effective as of the [          ]  day of [                    ], 20[     ], (hereinafter the “Date of Grant”), between Las Vegas Sands Corp., a Nevada corporation (the “Company”), and [INSERT NAME] (the “Participant”).
R E C I T A L S:

WHEREAS, the Company has adopted the Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a nonqualified stock option to purchase the number of shares of the Company’s Common Stock provided for herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option. The Company hereby grants on the Date of Grant to the Participant an option (the “Option”) to purchase [_______] shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Award”). The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.Terms and Conditions.
(a)Option Price. The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $[_____] per Option Share.
(b)Expiration Date. Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).
(c)Exercisability of the Option.
(i)Subject to the Participant’s continued employment or service with the Company or an Affiliate and except as may otherwise be provided herein, the Option shall become vested and exercisable as follows: [________________].
(ii)The Option may be exercised only by written notice delivered in person or by mail in accordance with Section 4(a) hereof and accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Participant to the Company (i) in cash and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that, if deemed necessary by the Company’s independent accounting firm in order to avoid an accounting charge to earnings for compensation on account of the exercise of the Option, such shares of Stock shall be Mature Shares, or (ii) in the discretion of the Participant, by having the Company withhold from the number of Option Shares otherwise issuable pursuant to the exercise of the Option a number of Option Shares (and, if necessary, a fractional Option Share) with a Fair Market Value equal to the aggregate purchase price of the Option Shares, provided that any fractional Option Share resulting therefrom that would otherwise be delivered to the Participant shall be immediately settled in cash. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, as amended, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.
(d)Effect of Termination of Employment or Services. Notwithstanding anything specifically provided in an effective employment, services, change in control or other written agreement (including any offer letter, term sheet or similar written agreement) between the Participant and the Company (or any Affiliate of the Company), the following provisions shall apply to the Award:
(i)Except as provided in this Section 3(d), unvested Options shall be forfeited without consideration by the Participant upon the Participant’s termination of employment or services with the Company for any reason prior to the applicable vesting date.

(ii)Upon termination of Participant’s employment for Cause, all Options, whether vested or unvested, shall be forfeited without consideration.
(iii)Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (in each case, prior to a Change in Control or more than 24 months following a Change in Control), (A) the pro-rata portion of the Participant’s unvested Options that would have vested through the date of termination (calculated on a straight line basis based on the number of days from the later to occur of the Date of Grant or the most recent vesting date as described in Section 3(c) through the date of termination) shall vest immediately and the remainder of the Participant’s unvested Options shall be forfeited and (B) the vested portion of the Option shall remain exercisable by the Participant through the earlier of (1) the expiration of the Option Period or (2) 90 days following the date of termination.
(iv)Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, in each case within 24 months following a Change in Control, (A) 100% of the Participant’s unvested Options shall vest immediately and (B) the vested portion of the Option shall remain exercisable by the Participant through the earlier of (1) the expiration of the Option Period or (2) 90 days following the date of termination.
(v)Upon the termination of the Participant’s employment or services due to death or Disability, (A) 100% of the Participant’s unvested Options shall vest immediately and (B) the vested portion of the Option shall remain exercisable by the Participant through the earlier of (1) the expiration of the Option Period or (2) one year following the date of termination.
(vi)Upon the Participant’s Retirement, (A) 100% of the Participant’s unvested Options shall remain outstanding and continue to vest in accordance Section 3(c) and (B) the vested portion of the Option shall remain exercisable by the Participant through the earlier of (1) the expiration of the Option Period or (2) five years following the date of Retirement.
(vii)For purposes of this Agreement, “Cause” and “Good Reason” shall each have the meaning assigned to such term in the employment agreement between the Participant and the Company and “Retirement” shall mean the Participant’s termination of employment upon obtaining age 55 with at least 10 years of service with the Company.
(e)Status as Employee or Consultant. For the sake of clarity, if (A) the Participant’s relationship with the Company or any Affiliate changes from employee to consultant or independent contractor, or from consultant or independent contractor to employee, or (B) the Participant transfers from employment or service with the Company, to employment or service with any Affiliate of the Company, or vice-versa, or from employment or service with any Affiliate of the Company to employment or service with any other Affiliate of the Company, or vice-versa, the Participant shall not be deemed to have terminated employment or service for purposes of this Agreement.
(f)Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.
(g)Transferability. The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution.
(h)Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.
(i)Tax Withholding. Prior to the delivery of the Option Shares, the Participant must pay in the form of a certified check to the Company any such additional amount as the Company determines that it is required (without regard to Section 83(c)(3) of the Code) to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares. Notwithstanding the foregoing, the Participant shall be permitted, at the Participant’s election, to satisfy such withholding obligation by having the Company withhold from the number of Option Shares otherwise issuable pursuant to the exercise of the Option a number of Option Shares (and, if necessary a fractional Option Share) with a Fair Market Value equal to such withholding obligation, provided that any fractional Option Share resulting therefrom that would otherwise be delivered to the Participant shall be immediately settled in cash.
4.Miscellaneous.
(a)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:

    Las Vegas Sands Corp.
    5420 S Durango Dr
    Las Vegas, Nevada 89113
    Attn: Office of the General Counsel
if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(d)Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(e)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(g)Entire Agreement; Effect of Employment Agreement, etc.; Amendment. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, negotiations and agreements in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(h)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEVADA. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN CLARK COUNTY, NEVADA. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
(i)JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING

UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.
(j)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part, of this Agreement.
(k)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(l)Clawback Policy. By accepting the Award, the Participant knowingly, voluntarily and irrevocably consents to and agrees to be bound by and subject to the terms and conditions of the Clawback Policies, including that (i) the Participant will return any erroneously awarded compensation that is required to be repaid in accordance with the Clawback Policies, (ii) any Award that the Participant receives, has received or may become entitled to receive from the Company pursuant to the Plan is subject to the Clawback Policies, and the Clawback Policies may affect such Award, and (iii) the Participant has no right to indemnification, insurance payments or other reimbursement by or from the Company for any Award that is subject to recoupment and/or forfeiture under the Clawback Policies.
(m)Stock Ownership Requirements. By accepting the Award, the Participant knowingly, voluntarily and irrevocably consents to and agrees to be bound by and subject to the terms and conditions of any stock ownership guidelines or requirements adopted (or that may be adopted) by the Company, including, without limitation, the Company’s Stock Ownership Requirements For Executive Officers And Directors.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Las Vegas Sands Corp.
By:
Name: Title:

[Name of Participant]